Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report of Vuzix Corporation (“Vuzix”) on Form 10-Q for the quarterly period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Grant Russell, Chief Financial Officer of Vuzix, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vuzix.

/s/ Grant Russell
Grant Russell Chief Financial Officer

Date: August 20, 2012

The foregoing certification is being furnished to accompany Vuzix Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Vuzix Corporation that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Vuzix Corporation and will be retained by Vuzix Corporation and furnished to the Securities and Exchange Commission or its staff upon request.